                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 17, 1998


                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
            (Exact name of registrant as specified in its charter)



             COMMISSION FILE NUMBER: 1934 ACT FILE NUMBER: 0-25968


           DELAWARE                                              54-1681657
(State of other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

       2345 CRYSTAL DRIVE
        CRYSTAL CITY, VA                                           22202
     (Address of principal                                      (Zip Code)
       executive offices)



       Registrant's telephone number including area code: (703) 920-8500

Item 2.   Property Acquisitions
-------------------------------

  On April 17, 1998, Charles E. Smith Residential Realty L.P. ("the Operating Partnership"), of which Charles E. Smith Residential Realty, Inc. ("the Company") is the sole general partner, acquired a 1,075 unit luxury high-rise apartment property located in Chicago, Illinois ("McClurg Court") for approximately $70 million in cash. The property was built in 1972 and consists of two 45-story towers, a 52,000 square foot health club and 58,000 square feet of commercial space.

Item 7.   Financial Statements and Exhibits
-------------------------------------------

(A)  Pro forma financial information beginning at page F-2

(B)  Historical financial information for McClurg Court beginning at page F-8

(C)  Exhibits

     99.1  Press Release dated April 20, 1998.

     99.2  Consent of Independent Auditors dated April 17, 1998

            INDEX TO FINANCIAL STATEMENTS AND PRO FORMA INFORMATION

                                                                     Page
                                                                     ----
CHARLES E. SMITH RESIDENTIAL REALTY L.P.

Pro Forma (unaudited) Consolidated Balance Sheet                     F-3
  as of December 31, 1997

Pro Forma (unaudited) Consolidated  Statement of                     F-4
  Operations for the year ended December 31, 1997

Pro Forma (unaudited) Consolidated Statement of                      F-5
  Operations for the year ended December 31, 1996

Notes and Management's Assumptions to Unaudited Pro Forma
  Consolidated Financial Information                                 F-6

ACQUISITION PROPERTIES

Independent Auditors' Report - McClurg Court                         F-8
  Associates Limited Partnership

Consolidated Financial Statements for McClurg Court Associates       F-9
  Limited Partnership as of December 31, 1997 and 1996 and for the years then ended (audited)

                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



The unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1997 and the unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 1997 and 1996 are based on the historical financial statements of the Operating Partnership and the Company.

The unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1997 is presented as if the McClurg Court acquisition had occurred on December 31, 1997. The unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 1997 and 1996 are presented as if the acquisitions of Crystal Plaza, Crystal Towers, The Kenmore, Lincoln Towers, One East Delaware, 2000 Commonwealth, McClurg Court and related offerings had occurred at the beginning of the periods. The unaudited pro forma information should be read in conjunction with the historical financial statements and notes related thereto appearing in the Operating Partnership's Form 10-K.

Preparation of the pro forma financial information was based on assumptions considered appropriate by the Operating Partnership's management. The pro forma financial information is unaudited and is not necessarily indicative of the results which would have occurred if the acquisitions had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                          (UNAUDITED) (IN THOUSANDS)



                                                                                           Pro forma Adjustments
                                                                                       -----------------------------

                                                                                         Acquisitions
                                                                                       ----------------

                                                                                         McClurg           Other
                                                                         Historical       Court    (A)  Adjustments     Pro Forma
                                                                       --------------  -----------     -------------  --------------
ASSETS

Rental property, at predecessor cost, net                               $    261,609                                   $    261,609
Rental property, acquired and developed, net                                 489,621       75,400  (B)                      565,021
Rental property under development                                             53,093                                         53,093
Cash and cash equivalents                                                          0                                              0
Tenants' security deposits                                                     2,453          791                             3,244
Escrow funds                                                                   7,606                                          7,606
Investment in and advances to Property Service Businesses and other           15,905                                         15,905
Deferred charges, net                                                         16,047                                         16,047
Other assets                                                                  19,172                                         19,172
                                                                       --------------                                 --------------
     Total assets                                                       $    865,506                                   $    941,697
                                                                       ==============                                 ==============

LIABILITIES AND EQUITY

Liabilities
     Mortgage loans                                                     $    500,435                                   $    500,435
     Lines of credit                                                         105,000       74,400                           179,400
     Construction loan                                                         5,536                                          5,536
     Accounts payable and accrued expenses                                    13,732        1,000                            14,732
     Tenants' security deposits                                                2,453          791                             3,244
                                                                       --------------                                 --------------
         Total liabilities                                                   627,156                                        703,347
                                                                       --------------                                 --------------

Other Limited Partners' Interest                                             502,719                                        502,719
                                                                       --------------                                 --------------

Partner's Equity
  General Partner's General and Limited Partnership Interest
     Preferred units
         Series A Cumulative Convertible Redeemable Preferred Units           45,000                                         45,000
         Series B Cumulative Convertible Redeemable Preferred Units           34,675                                         34,675
     Common units                                                           (344,044)                                      (344,044)
                                                                       --------------                                 --------------
         Total partner's equity                                             (264,369)                                      (264,369)
                                                                       --------------                                 --------------

     Total liabilities and equity                                       $    865,506                                   $    941,697
                                                                       ==============                                 ==============



       The accompanying notes are an integral part of these statements.

                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
                       PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
             (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                 Pro forma Adjustments
                                                                      --------------------------------------------------------------

                                                                                                      Acquisitions
                                                                      --------------------------------------------------------------

                                                                       Crystal        Crystal           The            Lincoln
                                                         Historical    Plaza(A)      Towers(A)       Kenmore(A)       Towers(A)
                                                       -------------  ----------  ------------     --------------   -------------
Rental properties
      Revenues                                         $    200,104       1,058         1,893                517           8,378
      Expenses
           Operating costs                                   71,425         440           625                258           2,743
           Real estate taxes                                 12,402          58           116                 37             530
           Depreciation and amortization                     20,666       -             -                  -               -
                                                        ------------  ----------  ------------     --------------   -------------
                Total expenses                              104,493         498           741                295           3,273

Equity in income of Property Service Businesses               7,597

Corporate general and administrative expenses                (6,563)
Interest income                                               1,063
Interest expense                                            (45,411)       (451)(D)      (576)(D)            (18)(D)        (638)(D)
                                                       -------------  ----------  ------------     --------------   -------------

Net income before extraordinary item                         52,297         109           576                204           4,467

Extraordinary item - loss on extinguishment of debt             (87)
                                                       -------------


Net income                                                   52,210

Less:      Income attributable to preferred units            (1,881)
                                                       -------------

Net income attributable to common units                $     50,329
                                                       =============


Net income per common unit - basic                     $       1.89
                                                       =============

Net income per common unit - diluted                   $       1.88
                                                       =============


Wgtd avg common units outstanding - basic                    26,670
                                                       =============

Wgtd avg common units outstanding - diluted                  26,831
                                                       =============



































                                                              Pro forma Adjustments
                                                      ------------------------------------------------------------------

                                                                  Acquisitions
                                                      ------------------------------------------------------------------

                                                          One East             2000            McClurg          Other
                                                        Delaware (A)      Commonwealth (A)      Court        Adjustments   Pro Forma
                                                       --------------   -------------------  ------------   ------------- ----------
Rental properties
      Revenues                                                 4,789              2,624           16,076                 $  235,439
      Expenses
           Operating costs                                     1,333              1,045            6,463        (775)(B)     83,557
           Real estate taxes                                     725                182            3,106                    17,156
           Depreciation and amortization                       -                  -                -           4,803 (C)     25,469
                                                       --------------   -------------------  ------------   ---------     ----------
                Total expenses                                 2,058              1,227            9,569       4,028        126,182

Equity in income of Property Service Businesses                                                                 (141)(B)      7,456

Corporate general and administrative expenses                                                                                (6,563)
Interest income                                                                                                               1,063
Interest expense                                              (2,260)(D)           (581)(D)       (5,275)(D)     853 (D)    (54,357)
                                                       --------------   -------------------  ------------   ---------    -----------

Net income before extraordinary item                             471                816            1,232     (3,316)        56,856

Extraordinary item - loss on extinguishment of debt                                                                            (87)

                                                                                                                         ----------

Net income                                                                                                                   56,769

Less:      Income attributable to preferred units                                                            (1,861)(E)     (3,742)
                                                                                                                        -----------

Net income attributable to common units                                                                                 $   53,027
                                                                                                                        ===========


Net income per common unit - basic                                                                                      $     1.99
                                                                                                                        ===========

Net income per common unit - diluted                                                                                (F) $     1.98
                                                                                                                        ===========


Wgtd avg common units outstanding - basic                                                                                   26,670
                                                                                                                        ===========

Wgtd avg common units outstanding - diluted                                                                                 26,831
                                                                                                                        ===========

The accompanying notes are an integral part of these statements.

                    CHARLES E. SMITH RESIDENTIAL REALTY L.P.
                        PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
              (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                        Proforma Adjustments
                                                                    -------------------------------------------------------------

                                                                                            Acquisitions
                                                                    -------------------------------------------------------------

                                                                     Crystal      Crystal       The       Lincoln       One East
                                                       Historical     Plaza       Towers      Kenmore     Towers        Delaware
                                                      ------------  ---------    --------    ---------    ---------     ---------
Rental properties
      Revenues                                        $   163,959      7,557      11,463        3,058       11,001         6,308
      Expenses
           Operating costs                                 60,796      2,772       4,199        1,311        3,575         2,015
           Real estate taxes                               10,429        390         671          229          669           925
           Depreciation and amortization                   17,931        -           -            -            -             -
                                                       -----------  ---------    --------    ---------    ---------     ---------
                Total expenses                             89,156      3,162       4,870        1,540        4,244         2,940

Equity in income of Property Service Businesses             7,846

Corporate general and administrative expenses              (5,255)
Interest income                                             1,029
Interest expense                                          (43,606)    (2,704)(D)  (3,456)(D)     (109)(D)     (860)(D)    (3,047)(D)
                                                      ------------  ---------    --------    ---------    ---------     ---------

Net income                                                 34,817      1,691       3,137        1,409        5,897           321

Less:      Income attributable to preferred units          -
                                                      ------------

Net income attributable to common units               $    34,817
                                                      ============


Net income per common unit - basic                    $      1.59
                                                      ============

Net income per common unit - diluted                  $      1.59
                                                      ============


Wgtd avg common units outstanding - basic                  21,869
                                                      ============

Wgtd avg common units outstanding - diluted                21,908
                                                      ============

                                                                 Proforma Adjustments
                                                      -----------------------------------------

                                                                     Acquisitions
                                                      -----------------------------------------

                                                         2000          McClurg        Other
                                                     Commonwealth       Court      Adjustments        Pro Forma
                                                     ------------     ---------    -----------      --------------
Rental properties
      Revenues                                             3,353        14,932                      $     221,631
      Expenses
           Operating costs                                 1,375         6,419         (1,287)(B)          81,175
           Real estate taxes                                 282         2,739                             16,334
           Depreciation and amortization                               -                7,840 (C)          25,771
                                                     ------------     ---------    -----------        ------------
                Total expenses                             1,657         9,158          6,553             123,280

Equity in income of Property Service Businesses                                          (475)(B)           7,371

Corporate general and administrative expenses                                                              (5,255)
Interest income                                                                                             1,029
Interest expense                                            (904)(D)    (5,334)(D)      5,174 (D)         (54,846)
                                                     ------------     ---------    -----------      --------------

Net income                                                   792           440         (1,854)             46,650

Less:      Income attributable to preferred units                                      (2,421)(E)          (2,421)
                                                                                                     --------------

Net income attributable to common units                                                              $     44,229
                                                                                                     ==============


Net income per common unit - basic                                                                   $       1.74
                                                                                                     ==============

Net income per common unit - diluted                                                          (F)   $        1.74
                                                                                                     ==============


Wgtd avg common units outstanding - basic                                                                  25,444
                                                                                                     ==============

Wgtd avg common units outstanding - diluted                                                                25,483
                                                                                                     ==============

       The accompanying notes are an integral part of these statements.

                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                      CONSOLIDATED FINANCIAL INFORMATION
                         (DOLLAR AMOUNTS IN THOUSANDS)


1. Adjustments to Pro Forma Consolidated Balance Sheet:

     (A) Acquisition of McClurg Court:

            Purchase price of rental property                $70,100
            Initial capital improvements                       4,300
            Acquisition costs                                  1,000
                                                             -------
                   Cost basis of rental property             $75,400
                                                             =======

     (B) Historical and Pro Forma balances for each rental property acquired subsequent to December 31, 1997 are as follows:

                                       Total Assets
                           ------------------------------------

                           Historical     Purchase    Pro Forma
                           @12/31/97     Adjustment   @12/31/97
                           ---------     ----------   ---------

         McClurg Court      23,577         51,823       75,400

2.   Adjustments to Pro Forma Consolidated Statements of Operations:

     (A) Crystal Plaza, Crystal Towers, The Kenmore, Lincoln Towers, One East Delaware and 2000 Commonwealth were all purchased during 1997. Therefore, the respective pro forma adjustments represent the operating results from January 1, 1997 through the date of purchase.

     (B) Operating expenses have been adjusted to eliminate management fees since the Company's affiliate manages owned properties. For Crystal Plaza and Crystal Towers, Equity in Income of Property Service Businesses has also been adjusted to eliminate management fee income earned on these properties prior to purchase.

     (C) Depreciation and amortization has been adjusted based on the allocated purchase price of the assets acquired and an estimated useful life of 40 years, as if the purchases occurred on January 1, 1997 and 1996 for the respective periods.

     (D) Represents interest expense for draws on the line-of-credit (assuming a weighted average interest rate of 7.09% and 7.17% for the years ended December 31, 1997 and 1996, respectively) and interest expense for assumed mortgage loans. The adjustment to reduce interest expense is based on the line-of-credit interest rates and is due to the pay down of notes payable with proceeds from the February 1997 common stock offering.

     (E) Represents distribution on the 1,216,666 units of Series B Preferred Units issued to finance the Lincoln Tower acquisition. Distributions were $2.05 and $1.99 per unit, respectively, for the years ended December 31, 1997 and 1996.

     (F) Diluted earnings per common unit reflects the change in ownership interest after inclusion of common stock equivalents.

[LETTERHEAD OF ALTSCHULER, MELVOIN AND GLASSER LLP APPEARS HERE]


                          INDEPENDENT AUDITORS' REPORT


To the Partners of
McClurg Court Associates Limited Partnership


We have audited the accompanying consolidated balance sheets of McCLURG COURT ASSOCIATES LIMITED PARTNERSHIP (a limited partnership) and its wholly owned subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in partners' capital (deficit) accounts and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of McClurg Court Associates Limited Partnership and its wholly owned subsidiary as of December 31, 1997 an 1996, and their consolidated results of operations and cash flows for the years then ended in confirmity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The additional financial data, listed in the Table of Contents, are presented for purposes of additional analysis and are not a required part of the consolidated financial statements. Such information, except for the schedule of changes in partners' capital (deficit) accounts (income tax basis) on pages 17 through 19 on which we express no opinion, has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

/s/ Altschuler, Melvoin and Glasser LLP

Chicago, Illinois
February 17, 1998

                 McCLURG COURT ASSOCIATES LIMITED PARTNERSHIP

                          Consolidated Balance Sheets
                          December 31, 1997 and 1996


               Assets                                    1997           1996
                                                     -----------    -----------
Rental Properties and Equipment (at cost
  less accumulated depreciation; subject to
  encumbrances; Note 2)                              $17,273,444    $17,109,772
Cash and Cash Equivalents                              4,122,138      2,268,824
Tenants' Security Deposit Funds                          790,819      1,037,332
Accounts Receivable (net of allowance for
  doubtful accounts of $11,000 and $11,900)              150,032        142,661
Escrow Funds Held by Mortgagee                         1,034,502      1,253,928
Prepaid Expenses and Other Assets                         57,431         65,948
Deferred Charges                                         148,795        168,778
                                                     -----------    -----------

                                                     $23,577,161    $22,047,243
                                                     -----------    -----------

    Liabilities and Partners' Capital

Liabilities:
    Mortgages payable (Note 3)                       $13,099,969    $14,261,414
    Bank promissory note (Note 3)                        405,000        675,000
    Accounts payable                                     153,909        239,248
    Advance rentals received from tenants                239,543        179,548
    Deferred revenue--memberships and
      prepaid reservations                                72,949        105,069
    Ground rent payable                                   47,576         55,923
    Accrued expenses:
        Real estate taxes                              3,284,000      2,800,000
        Interest                                          67,948         73,009
        Other                                            144,089        168,519
    Tenants' security deposits                           770,830        902,053
                                                     -----------    -----------
                                                      18,285,813     19,459,783

Commitments and Contingencies (Note 5)

Partners' Capital                                      5,291,348      2,587,460
                                                     -----------    -----------

                                                     $23,577,161    $22,047,243
                                                     -----------    -----------



        The accompanying notes are an integral part of this statement.

                 McCLURG COURT ASSOCIATES LIMITED PARTNERSHIP

                       Consolidated Statement of Income
                    Years Ended December 31, 1997 and 1996


                                                         1997          1996
                                                     -----------    -----------
Revenue:
    Rentals:
        Apartment                                    $13,184,663    $12,384,018
        Commercial                                       805,953        745,250
        Garage (net of operating expenses)               533,474        539,387
    Sports Center:
        Membership and use fees                        1,397,877      1,102,349
    Sundry                                               153,746        161,326
                                                     -----------    -----------
                                                      16,075,713     14,932,330
                                                     -----------    -----------

Operating Expenses (excluding financial
  and depreciation expenses):
    Operating expenses                                 3,255,173      3,059,893
    Rental expenses                                      344,863        376,664
    Administrative expenses                            1,035,060      1,217,615
    Maintenance expenses                                 837,351        797,125
    Taxes and insurance                                3,322,373      2,977,553
                                                     -----------    -----------
                                                       8,794,820      8,428,850
                                                     -----------    -----------

Income before Financial Expenses, Other
  Income and Depreciation                              7,280,893      6,503,480
                                                     -----------    -----------

Financial Expenses and Other Income:
    Financial expenses                                 2,041,121      2,115,410
    Interest income                                 (    190,726)  (    113,529)
                                                     -----------    -----------
                                                       1,850,395      2,001,881
                                                     -----------    -----------

Income before Depreciation                             5,430,498      4,501,599

Provision for Depreciation                             1,526,610      1,264,354
                                                     -----------    -----------

Net Income                                           $ 3,903,888    $ 3,237,245
                                                     ===========    ===========




        The accompanying notes are an integral part of this statement.

                 McCLURG COURT ASSOCIATES LIMITED PARTNERSHIP

   Consolidated Statement of Changes in Partners' Capital (Deficit) Accounts
                    Years Ended December 31, 1997 and 1996



                                                    General        Limited
                                     Total          Partner        Partners
                                  -----------     -----------     -----------

Partners' Capital (Deficit),
  January 1, 1996                ($   49,785)     $    6,906     ($   56,691)

1996 Net Income                    3,237,245         822,189       2,415,056

Distributions                    (   600,000)    (   152,388)    (   447,612)
                                  ----------      ----------      ----------
Partners' Capital,
  December 31, 1996                2,587,460         676,707       1,910,753

1997 Net Income                    3,903,888         991,509       2,912,379

Distributions                    ( 1,200,000)    (   304,776)    (   895,224)
                                  ----------      ----------      ----------
Partners' Capital,
  December 31, 1997               $5,291,348      $1,363,440      $3,927,908
                                  ==========      ==========      ==========


        The accompanying notes are an integral part of this statement.

                 McCLURG COURT ASSOCIATES LIMITED PARTNERSHIP

                     Consolidated Statement of Cash Flows
                    Years Ended December 31, 1997 and 1996


                                                                           1997            1996
                                                                        ----------      ----------
Cash Flows from Operating Activities:
   Net income                                                           $3,903,888      $3,237,245
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depreciation                                                    1,526,610       1,264,354
         Amortization of deferred charges                                   19,983          19,015
         Increase (Decrease) in cash arising from
            changes in:
               Tenants' security deposit fund                              246,513         336,740
               Accounts receivable                                      (    7,371)         78,312
               Escrow funds held by mortgagee                              219,426         147,004
               Prepaid expenses and other assets                             8,517          79,437
               Accounts payable, accrued expenses
                  and other liabilities                                    360,823         316,690
               Advance Rentals                                              59,995
               Deferred revenue                                         (   32,120)     (  147,290)
               Tenants' security deposits                               (  131,223)     (   48,886)
                                                                        ----------      ----------

   Net cash provided by operating activities                             6,175,041       5,282,621
                                                                        ----------      ----------

Cash Flows Used in Investing Activities:
   Property and equipment additions                                     (1,690,282)     (1,818,992)
                                                                        ----------      ----------

Cash Flows from Financing Activities:
   Principal payments on mortgage indebtedness                          (1,161,445)     (  981,630)
   Principal payments on bank promissory note                           (  270,000)     (  270,000)
   Distributions to partners                                            (1,200,000)     (  600,000)
                                                                        ----------      ----------

   Net cash used in financing activities                                (2,631,445)     (1,851,630)
                                                                        ----------      ----------

Net Increase in Cash and Cash Equivalents                                1,853,314       1,611,999

Cash and Cash Equivalents, Beginning of Year                             2,268,824         656,825
                                                                        ----------      ----------

Cash and Cash Equivalents, End of Year                                  $4,122,138      $2,268,824
                                                                        ==========      ==========

   Supplemental Disclosures of Cash Flow Information:
      Cash paid during the year for interest                            $1,262,533      $1,273,372
                                                                        ==========      ==========

      Cash paid during the year for income taxes                        $   20,343      $   20,625
                                                                        ==========      ==========


        The accompanying notes are an integral part of this statement.

                 McCLURG COURT ASSOCIATES LIMITED PARTNERSHIP

                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996



Note 1--Nature of Activities and Summary of Significant Accounting Policies:
----------------------------------------------------------------------------

     McClurg Court Associates Limited Partnership operates an apartment complex consisting of two 45-story buildings containing 1,075 residential apartments, a Sports Center facility and certain commercial space, located on approximately 103,000 square feet of land bounded by McClurg Court, Ontario Street and Ohio Street in Chicago, Illinois. The property is encumbered by three land leases which expire in 2067, at which time the buildings and improvements are to revert to the lessors. In 1994, the Partnership purchased a portion of land comprising approximately 13,000 square feet previously owned by a fourth lessor. No amount is reflected in the balance sheet for the remaining leasehold interests in the land.

     The partnership agreement provides that profits, losses, gains and sales proceeds are to be allocated in the ratio of Partnership interests.

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     A summary of significant accounting policies is as follows:

         Consolidation--The financial statements include the accounts of McClurg
         -------------
         Court Associates Limited Partnership (the Partnership) and its wholly owned subsidiary, McClurg Court Sports Center, Inc. (Sports Center). All intercompany accounts and transactions have been eliminated.

         Accounting for Costs Incurred--For financial reporting purposes, all
         -----------------------------
         development costs (including financing fees, interest, real estate taxes, ground rents and other carrying charges and expenses, as reduced by rentals and other operating income) incurred during the building construction period were capitalized. For income tax reporting purposes, the Partnership deducted all development costs as incurred, to the extent permitted under the Internal Revenue Code.

         Depreciation and Amortization--For financial reporting purposes
         -----------------------------
         depreciation is computed primarily under the straight-line method over the estimated useful lives of the assets, which range from 5 to 40 years. For income tax reporting purposes depreciation is computed under accelerated methods in accordance with the provisions of the Internal Revenue Code.

         Deferred Membership Revenue--Sports Center membership fees are billed
         ---------------------------
         in advance and are deferred and recorded in income ratably over the membership periods. Beginning in 1996, the Sports Center started billing dues on a monthly rather than an annual basis. Charges for advance reservations of facilities are similarly deferred, and included in income in the period in which the facilities are used.

                 McCLURG COURT ASSOCIATES LIMITED PARTNERSHIP

                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996

Note 1 -- Nature of Activities and Summary of Significant Accounting Policies,
------------------------------------------------------------------------------
Continued:
---------

        Deferred Charges -- Deferred expenses are being amortized under the
        ----------------
        straight-line method and consist of financing expenses, which are being amortized over the terms of the mortgages, and leasing expenses, which are being amortized over the terms of the respective leases.

        Cash and Cash Equivalents -- For purposes of the statement of cash
        -------------------------
        flows, the Partnership considers all highly liquid debt instruments acquired with an original maturity of three months or less, including money market funds to be cash equivalents.

Note 2 -- Rental Properties and Equipment:
-----------------------------------------

     Rental properties and equipment are reflected at cost and consist of the following:

                                                      1997               1996
                                                 ------------       ------------

        Land                                     $  1,515,898       $  1,515,898
        Buildings                                  27,970,708         27,970,708
        Building improvements:
          Sports center                             1,444,683          1,401,948
          Garage                                      851,013            814,788
          Other                                     1,909,226          1,657,866
        Tenant leasehold improvements                 108,883            108,883
        Appliances and furniture                    4,010,260          2,651,385
        Maintenance and office equipment                                     904
        Landscaping                                    23,040             23,040
        Exercise and fitness equipment                190,713            188,723
                                                 ------------       ------------
                                                   38,024,424         36,334,143
        Less accumulated depreciation              20,750,980         19,224,371
                                                 ------------       ------------

                                                 $ 17,273,444       $ 17,109,772
                                                 ============       ============

     Approximately 97% and 98% of the apartments in the complex were under lease to tenants at December 31, 1997 and 1996, respectively, generally for one-year periods.

                 McCLURG COURT ASSOCIATES LIMITED PARTNERSHIP

                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996


Note 2 -- Rental Properties and Equipment, Continued:
-----------------------------------------------------

     The commercial spaces in the complex are fully leased, generally for periods in excess of one year. Fixed rents for future periods under noncancellable leases with commercial tenants in effect at December 31, 1997 approximate the following:

                    Year                            Amount
                    ----                          ----------

                    1998                          $  811,000
                    1999                             789,000
                    2000                             711,000
                    2001                             700,000
                    2002                             556,000
                    Subsequent years               1,797,000
                                                  ----------
                                                  $5,364,000
                                                  ----------

     Fixed rents are exclusive of real estate tax and operating expense escalations, utility charges and additional "percentage" rents and do not include rents which will become payable upon exercise by lessees of renewal options contained in certain leases.

Note 3 -- Real Estate Mortgage Loans and Other Debt Agreements:
---------------------------------------------------------------

     The Partnership's real estate mortgage loans and other debt agreements are as follows:

                                                                     1997            1996
                                                                  -----------     -----------
       First mortgage, payable in monthly installments
         until maturity, October 15, 2005 with interest at
         7 7/8% per annum; secured by the leasehold and
         improvements.                                            $11,001,569     $11,979,414

       Junior wraparound mortgage (in an amount inclusive
         of the first mortgage obligation) payable in
         monthly installments until maturity on October 15,
         2005, with interest at 8 1/2% per annum.                   2,098,400       2,282,000
                                                                  -----------     -----------
                                                                   13,099,969      14,261,414

       Bank promissory note, payable in quarterly install-
         ments of $67,500, including interest at the bank's
         "alternate base rate" (as defined), through
         June 21, 1999, at which date the remaining balance
         is due; guaranteed by Jupiter Industries, Inc., an
         affiliate of the Partnership's general partner
         (Note 7).                                                    405,000         675,000
                                                                  -----------     -----------

                                                                  $13,504,969     $14,936,414
                                                                  ===========     ===========

                 McCLURG COURT ASSOCIATES LIMITED PARTNERSHIP

                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996

Note 3 -- Real Estate Mortgage Loans and Other Debt Agreements Continued:
------------------------------------------------------------------------

   Future aggregate annual principal maturities of the mortgage and other indebtedness are as follows:

      Year                                   Amount
      ----                                   ------

      1998                                  $ 1,534,103
      1999                                    1,510,839
      2000                                    1,497,450
      2001                                    1,629,811
      2002                                    1,773,879
      Thereafter (through 2005)               5,558,887
                                            -----------

                                            $13,504,969
                                            -----------

Note 4 -- Long-term Ground Leases:
----------------------------------

   The ground leases require fixed annual rental payments totaling $155,000 plus the payment of real estate taxes and insurance costs, and provide for (a) additional rentals based on percentages of revenue derived from the project and (b) increased rentals in the event of increased land values, to be determined at specified future dates, the earliest of which is April 30, 1998.

   The following is a summary of fixed and percentage ground rent expense:

                                     1997             1996
                                   ----------      ---------

        Minimum fixed rent         $  155,000      $ 155,000
        Percentage rent               619,033        574,373
                                   ----------      ---------

                                   $  774,033      $ 729,373
                                   ==========      =========

Note 5 -- Commitments and Contingencies:
----------------------------------------

   The Partnership and its subsidiary have agreements with the owner of the Chicago City Centre Holiday Inn, which provide for the lease of a corridor within the partnership's property for (a) access from the hotel, which is located on an adjoining parcel of land to the Sports Center and (b) a license for the use of the Sport Center facilities by hotel patrons upon payment of fees.

                 McCLURG COURT ASSOCIATES LIMITED PARTNERSHIP

                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996


Note 5--Commitments and Contingencies, Continued:
-------------------------------------------------

     The Partnership has contracted, effective in September 1995, with an unaffiliated management company to operate the Sports Center. Monthly management fees for the Sports Center are $3,500 or 6% of total revenue, if higher, plus a possible incentive fee. Management fees totaled $83,597 and $70,763 for 1997 and 1996, respectively. Incentive management fees totaled $15,524 for 1997.

     The Partnership and its subsidiary are defendants in various litigation matters arising in the normal course of business. In the opinion of management, the ultimate resolution of all such litigation matters will not have a material effect on the financial position or results of activities of the Partnership.

Note 6--Income Taxes:
---------------------

     McClurg Court Associates and its subsidiary file separate federal and state income tax returns.

     Under the provisions of the Internal Revenue Code, the Partnership's net income or loss is not subject to federal income tax but is allocable to and is includable in the income tax returns of the partners. The Partnership is subject to a 1.5% Illinois Replacement Tax which is included in administrative expenses.

     The amounts reported by the Partnership for income tax reporting purposes for 1997 and 1996 were $3,807,757 and $2,509,416, respectively, which differ from net income as reported herein due to differences in the accounting for costs incurred and the depreciation methods (Note 1), and separate taxation of income (losses) from the Sports Center. Additionally, partners' capital accounts for income tax reporting purposes were adjusted during 1996 from book basis to tax basis, resulting in increases to IRC
     Section 754 additional basis and amortization thereof.

     No federal income taxes were payable by the Sports Center in 1997 or 1996. As of December 31, 1997, the Sports Center had available carryovers of approximately $228,000 of net operating losses and $136 of unused tax credits (the oldest of which expires in 1998), which may be applied to reduce federal income taxes which may become payable in the future.

     Deferred tax assets of approximately $74,000 relating to the corporate net operating loss carryforwards and unused tax credit carryforwards have been fully reserved by a valuation allowance.

                 McCLURG COURT ASSOCIATES LIMITED PARTNERSHIP

                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996

Note 7 -- Related-party Transactions:
-------------------------------------

        The general partner of McClurg Court Associates is a wholly owned subsidiary of Jupiter Industries, Inc. In addition to the loan guarantee (Note 3), services have been provided to the Partnership by Jupiter Industries, Inc. and one of its affiliates as follows:

                                                            1997       1996
                                                          --------   --------

                Economy Mechanical Industries, Inc.
                   (repair and maintenance services)      $ 20,156   $ 14,483
                Jupiter Industries, Inc. (employee
                   health care and other miscellaneous)     68,945     42,635
                Jupiter Industries, Inc. (legal services)    3,039          0
                                                          --------   --------

                                                          $ 92,140   $ 57,118
                                                          ========   ========

Note 8 -- Subsequent Event:
---------------------------

        Pursuant to a Purchase and Sale Agreement dated January 26, 1998, McClurg Court Center and McClurg Court Sports Center will be sold for a purchase price of $70,100,000. The Partnership has received the necessary general and limited partners approval. The transaction is scheduled to close on April 7, 1998. The estimated gain on sale is approximately $48,000,000.

                                  SIGNATURES

  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 13th day of May 1998.

                            CHARLES E. SMITH RESIDENTIAL REALTY L.P.

                            By: /s/ Charles E. Smith Residential Realty, Inc.,
                                its General Partner


                            By: /s/ W. D. Minami
                                ----------------
                                W. D. Minami
                                Senior Vice President and Chief Financial
                                Officer of Charles E. Smith Residential Realty, Inc. (on behalf of the Registrant and as Principal Financial Officer)



                            By: /s/ Steven. E. Gulley
                                ---------------------
                                Steven E. Gulley
                                Vice President and Chief Accounting Officer
                                 of Charles E. Smith Residential Realty, Inc.

                                 EXHIBIT INDEX


EXHIBIT NO.   EXHIBIT
-----------   -------------------------------------------------

99.1          Press Release dated April 20, 1998 of the Company

99.2          Consent of Independent Auditors dated April 17, 1998